独家咨询服务协议

Exclusive Consulting Services Agreement

本独家咨询服务协议（下称"本协议"）由以下双方于 2024 年 6 月 28 日在中华人民共和国（下称"中国"）上海市签署：

This Exclusive Consulting Services Agreement ("this Agreement") is entered into by and between the following Parties on 28th June, 2024 in Shanghai City, the People's Republic of China ("China" or "PRC"):

甲方：上海美利鼎数字科技有限公司

Party A: Shanghai Meiliding Digital Technology Co., Ltd.

法定代表人：任嘉华

Legal Representative: Jiahua Ren

地址：上海市奉贤区场中路 629 号

Address: 629 Changzhong Road, Fengxian District, Shanghai

乙方：上海瀚栋信息技术有限公司

Party B: Shanghai Handong Information Technology Co., Ltd.

法定代表人：王浩麒

Legal Representative: Haoqi Wang

地址：上海市黄浦区中华路 1359 号 7 楼 A02 室

Address: Room A02, 7/F, 1359 Zhonghua Road, Huangpu District, Shanghai

甲方和乙方以下各称为"一方"，统称为"双方"。

Each of Party A and Party B shall be hereinafter referred to as a "Party" respectively, and as the "Parties" collectively.

鉴于：

Whereas,

1. 甲方是一家在中国上海市注册的外商独资企业，其主要经营范围为一般项目：技术服务、技术开发、技术咨询、技术交流、技术转让、技术推广；化妆品批发；化妆品零售；美发饰品销售；工艺美术品及礼仪用品销售（象牙及其制品除外）；箱包销售；皮革制品销售；母婴用品销售；玩具销售；电子产品销售；针纺织品及原料销售；服装服饰批发；服装服饰零售；鞋帽零售；鞋帽批发；办公用品销售；日用百货销售；家用电器销售；劳动保护用品销售；进出口代理；计算机软硬件及辅助设备批发；计算机软硬件及辅助设备零售；移动终端设备销售；软件开发；企业管理咨询；市场营销策划；会议及展览服务；社会经济咨询服务；货物进出口；技术进出口。（除依法须经批准的项目外，凭营业执照依法自主开展经营活动）。

Party A is a wholly foreign owned enterprise established in Shanghai City, China, of

which its business scope is as follows: General items: technical services, technology development, technology consulting, technology exchange, technology transfer, technology promotion; cosmetic wholesaling; cosmetic retailing; hairdressing accessories sales; arts and crafts and ceremonial supplies sales (except ivory and its products); luggage sales; leather products sales; mother and baby products sales; toys sales; electronic products sales; needlework and raw materials sales; clothing and apparel wholesaling; clothing and apparel wholesale; office supplies sales; daily necessities sales; household appliances sales; labor protection supplies sales; import and export agency; computer hardware and auxiliary equipment wholesale; computer hardware and auxiliary equipment wholesale; computer hardware and auxiliary equipment wholesale retail; shoes and hats retail; shoes and hats wholesale; office supplies sales; daily necessities sales; household appliances sales; labor protection products sales; import and export agency; computer hardware and software and auxiliary equipment wholesale; computer hardware and software and auxiliary equipment retail; mobile terminal equipment sales; software development; business management consulting; marketing planning; conference and exhibition services; social and economic consulting services; import and export of goods; technology Import and export. (Except for the projects subject to approval by law, with business license to carry out business activities independently according to law)

2. 甲方拥有提供本协议项下咨询服务的必要许可及资源；
Party A has the necessary permits and resources to provide consulting services as set forth hereunder;

3. 乙方是一家在中国上海市依法注册成立并合法存续的有限责任公司，其经营范围为计算机软硬件、手机软硬件的开发及销售，计算机、网络科技专业领域内的技术开发、技术转让、技术咨询、技术服务，企业管理咨询，市场营销策划，会务会展服务，化妆品、饰品、礼品、箱包、皮革制品、母婴用品、玩具、电子产品、针纺织品、服装鞋帽、办公用品、日用百货、家用电器、劳防用品、食用农产品的销售，营养健康咨询服务，票务代理，旅游咨询（"主营业务"）；
Party B is a limited liability company legally incorporated and exist in Shanghai City, China, and its business scope includes: computer hardware and software, cell phone hardware and software development and sales, computer, network technology within the professional field of technology development, technology transfer, technology consulting, technical services, business management consulting, marketing planning, conference and exhibition services, cosmetics, accessories, gifts, bags, leather products, mother and child supplies, toys, electronic products, needlework, clothing, shoes and hats, office supplies, daily necessities, household appliances, Labor prevention supplies, sales of edible agricultural products, nutrition and health consulting services, ticketing agency, travel consulting ("Principal Business");

3. 甲方同意利用其咨询服务方面的优势，在本协议期间向乙方提供主营业务的独家全面业务支持服务，乙方同意接受甲方或其指定方按本协议条款的规定提供咨询服务。
Party A agrees to provide Party B with exclusive consulting services in relation to the Principal Business during the term of this Agreement utilizing its own advantages in consulting, and Party B agrees to accept such exclusive services provided by Party A or Party A's designee(s), each on the terms set forth herein.

据此，甲方和乙方经协商一致，达成如下协议：
Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1 服务提供
Services Provided

1.1 按照本协议条款和条件并在中国现行法律允许的范围内，乙方在此委任甲方在本协议期间作为乙方的独家服务提供者向乙方提供全面的咨询服务，具体内容包括所有在乙方营业范围内由甲方不时决定的服务，包括但不限于以下内容：企业咨询、业务咨询、技术咨询及信息咨询、互联网服务等（合称"咨询服务"）。
Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with complete business support and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement and to the extent permitted by the currently effective laws of China, which may include all services within the business scope of Party B as may be determined from time to time by Party A, including but not limited to enterprise consulting, business consulting, technology consulting, information consulting, internet services (together, "Consulting Services").

1.2 乙方接受甲方的咨询服务。乙方进一步同意，除非经甲方或甲方海外母公司 Leading Cayman Limited（下称"甲方母公司"）事先书面同意，在本协议期间，就本协议约定事宜，乙方不得接受任何第三方提供的任何类似的咨询服务，不得与任何第三方建立任何类似合作。甲方可不时调整其为乙方提供的咨询服务的范围，并且乙方无条件同意该等调整。在甲方提供的服务范围及类型以外，经过甲方事先书面同意，乙方根据其实际经营需要，可接受第三方提供的服务或支持，或与第三方建立合作关系。双方同意，甲方可以指定其他方（该被指定方可以与乙方签署本协议第 1.3 条描述的某些协议）为乙方提供本协议约定的咨询服务。
Party B agrees to accept all the Consulting Services provided by Party A. Party B further agrees that, except with prior written consent of Party A or Party A's oversea parent company, Leading Cayman Limited (hereinafter referred to as "Party A's Parent Company") during the term of this Agreement, Party B shall not accept any similar

Consulting Services provided by any third party and shall not establish similar business relationship with any third party regarding the matters contemplated under this Agreement. Party A may, from time to time, adjust the scope of the services provided, and, Party B shall accept such adjustments unconditionally. Party B may, based on its operational needs and with a prior written consent of Party A, accept services and/or supports provided by any third party, or establish business relationship with any third party, presumed such services and/or supports, or business relationships will not be provided by Party A. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the Consulting Services under this Agreement.

1.3 甲、乙双方同意在本协议有效期内，乙方可以与甲方或甲方指定的其他方进一步签订具体的咨询服务协议，对各项咨询服务的具体内容、方式、人员、收费等进行约定。

Party A and Party B agree that during the term of this Agreement, Party B may separately enter into agreements with Party A or any other party designated by Party A further specifying the Consulting Services provided, which shall provide the specific contents, manner, personnel, and fees.

1.4 为更好地履行本协议，甲乙双方同意，乙方在本协议有效期内将与甲方或甲方指定的其他方根据业务进展需要随时签署设备、资产的销售、租用协议，由甲方将有关的设备、资产提供或转让给乙方。

To further fulfill the rights and obligations under this Agreement, Party A and Party B agree that during the term of this Agreement, Party B may enter into equipment or property sale agreements or leases with Party A or any other party designated by Party A by provision or transfer of Party A's relevant equipment or property to Party B based on the needs of the business of Party B.

1.5 为更好地履行本协议，维持甲乙双方的长期合作关系，甲乙双方同意，如任何一方的行为会对本协议或其项下权利及义务的履行产生任何影响，该等行为的进行应当事先经过甲方母公司董事会的决议通过；同时，甲乙双方的决策机构（视情况而定可为执行董事、董事会等）也应就该等行为通过与甲方母公司董事会决议内容一致的决议。

To further fulfill the rights and obligations under this Agreement and to maintain the long-term business relationship of the Parties, Party A and Party B agreed that if there is any action by either Party may affect, in any way, this Agreement or the rights and obligations under this Agreement, such action shall only be taken with prior approval of the Board of Directors of Party A's Parent Company. Further, such action shall be also resolved by the governing committee (such as the executing director or the board of director, as the case may be) in line with the resolution of the Board of Directors of Party A's Parent Company.

2 服务费用和支付方式
Service Fees and Payment

2.1 双方同意，在本协议有效期内，就本协议项下甲方向乙方提供的咨询服务，乙方应每月将相当于其净收入100%的款项（即扣除当月成本、费用和相应税费（企业所得税除外）后的收入款项）支付给甲方作为服务费（“服务费”），但经双方协商并经甲方或甲方母公司事先同意，服务费的金额可以根据甲方当月的服务内容和乙方的经营需要进行调整。
Both Parties agree that, during the terms of this Agreement, in consideration of the Consulting Services provided by Party A, Party B shall pay Party A the fees (the "Service Fees") equal to 100% of the net income of Party B, which is Party B's earnings before corporate income tax, being the monthly revenues after deduction of operating costs, expenses and other taxes; provided that upon mutual discussion between the Parties and the prior consent by Party A or Party A's Parent Company, the rate of Service Fees may be adjusted based on the services rendered by Party A in that month and the operation needs of Party B.

2.2 服务费应当按月支付；乙方应于每月最后一天的30日内，(a) 向甲方提供乙方上一个月的管理报表和经营数据，包括乙方在该月的净收入额（“每月净收入”）；(b) 将每月净收入的100%或甲方同意的其他金额在甲方书面同意或确认后的3日内支付给甲方（“月付款”）。如乙方当月取得的收入在扣除当月成本、费用和相应税费（企业所得税除外）后为零或负数，则乙方无需支付服务费；若乙方持续亏损，则所有的亏损可顺延至以后月份的服务费中扣除。乙方应于每个财政年度末的90日内，(a) 向甲方提供乙方在本财政年度的经审计的财务报表，该财务报表应当经由甲方批准的独立注册会计师审计并认证；(b) 如果按照经审计的财务报表显示，本财政年度内乙方向甲方支付的月付款的总额有任何不足，乙方应向甲方支付差额。
The Service Fees shall be due and payable on a monthly basis; within 30 days after the end of each month, Party B shall (a) deliver to Party A the management accounts and operating statistics of Party B for such month, including the net income of Party B during such month (the "Monthly Net Income"), and (b) pay 100% of such Monthly Net Income, or other amount agreed by Party A, within three (3) days after Party A's written consent or confirmation to Party A (each such payment, a "Monthly Payment"). If such earnings after deduction of operating costs, expenses and other legal taxes are zero or negative, Party B is not required to pay the Service Fees; if Party B sustains losses, all such losses will be carried over to the following month(s) and deducted from the following month(s)' Service Fees. Within ninety (90) days after the end of each fiscal year, Party B shall (a) deliver to Party A audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified

public accountant approved by Party A, and (b) pay an amount to Party A equal to the shortfall, if any, of the net income of Party B for such fiscal year, as shown in such audited financial statements, as compared to the aggregate amount of the Monthly Payments paid by Party B to Party A in such fiscal year.

2.3 甲方同意承担乙方的全部经营风险。如果乙方经营发生亏损的，由甲方负责提供经济支持；乙方现金不足以支付债务的，由甲方负责偿还债务；亏损导致净资产低于注册资本的，由甲方负责补足。如果乙方遭遇重大经营困难，甲方有权要求乙方停止经营，乙方应无条件遵循甲方的要求。
Party A agrees that, during the term of this Agreement, Party A shall bear all risk arising from or in connection with Party B's Principle Business, including providing financial support to Party B in the event that Party B is having operating losses, paying off its debts if Party B has no sufficient funds to repay, and funding the deficit if Party B's net assets are lower than its registered capital. In the event that Party B encounters severe difficulties in operation, Party A shall have the right to request Party B to cease operation and Party B shall comply with Party A's request unconditionally.

2.4 乙方基于本协议而支付甲方服务费的义务，应由乙方股东用其持有的全部乙方股权以质押形式做担保。甲方应与乙方及乙方股东就此签订《股权质押协议》（附件 1）。
The obligation of Party B to pay Party A the Service Fees under this Agreement shall be secured by the equity pledge provided by the shareholders of Party B over the equity interests held by them. Party A shall enter into Equity Pledge Agreement (Annex 1) with Party B and shareholders of Party B.

3 知识产权和保密条款
Intellectual Property Rights and Confidentiality Clauses

3.1 甲方对履行本协议而产生或创造的任何权利、所有权、权益和所有知识产权包括但不限于著作权、专利权、专利申请权、商标权、商标申请权、软件、技术秘密、商业机密及其他均享有独占的和排他的权利和利益。
Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, trademarks, trademarks applications, software, technical secrets, trade secrets and others.

3.2 双方承认及确定有关本协议、本协议内容，以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息。双方应当对所有该等保密信息予以保密，且在未得到另一方书面同意前，不得向任何第三方披露任何保密信息，

但下列信息除外：(a) 公众人士知悉或将会知悉的任何信息（并非由接受保密信息之一方擅自向公众披露）；(b)根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或(c)由任何一方就本协议所述交易而需向其股东、投资者、雇员、法律或财务顾问披露之信息，而该股东、投资者、雇员、法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方工作人员或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。
The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party's unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, staff members, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, staff members, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement.

3.3 双方同意，不论本协议因任何原因而变更、解除或终止，本条款将持续有效。
The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement for any reasons.

4. 陈述和保证
Representations and Warranties

4.1 甲方陈述和保证如下：
Party A hereby represents and warrants as follows:

4.1.1 甲方是按照中国法律合法注册并有效存续的一家外商独资企业。
Party A is a wholly foreign owned enterprise legally registered and validly existing in accordance with the laws of China.

4.1.2 甲方签署并履行本协议：（a）在其公司权力和营业范围中；（b）已采取必要的公司行为和适当授权并取得第三方和政府部门的同意及批准（如需）；及（c）并不违反对其有约束力或影响的法律和其他的限制，亦不会导致其违反其是一方

或对其有约束力的任何合同或文件。

Party A's execution and performance of this Agreement: (a) is within its corporate capacity and the scope of its business operations; (b) Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies (if applicable); and (c) will not violate any restrictions in law or otherwise binding or having an impact on Party A, and will not cause the violation of any contracts or instruments to which Party A is a party or which are binding on it.

4.1.3 本协议构成对其合法、有效、有约束力并依本协议之条款对其强制执行的义务。

This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms.

4.2 乙方陈述和保证如下：

Party B hereby represents and warrants as follows:

4.2.1 乙方是按照中国法律合法注册且有效存续的有限责任公司。

Party B is a limited liability company legally registered and validly existing in accordance with the laws of China.

4.2.2 乙方签署并履行本协议：（a）在其公司权力和营业范围中；（b）已采取必要的公司行为和适当授权并取得第三方或政府的同意和批准（如需）；及（c）并不违反对其有约束力影响的法律和其他的限制，亦不会导致其违反其是一方或对其有约束力的任何合同或文件。

Party B's execution and performance of this Agreement: (a) is within its corporate capacity and the scope of its business operations; (b) Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies (if applicable); and (c) will not violate any restrictions in law or otherwise binding or having an impact on Party B, and will not cause the violation of any contracts or instruments to which Party B is a party or which are binding on it.

4.2.3 本协议构成对其合法、有效、有约束力并依本协议之条款对其强制执行的义务。

This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against it.

5 生效和有效期

Effectiveness and Term

本协议于文首标明的协议日期签署并同时生效。除非依本协议或双方其他协议的约定、或任何一方出现任何法定事由终止经营而提前终止的，否则本协议永久有效，但甲、乙双方自本协议签署后，有权每6个月对本协议的内容做一次审查，以决定是否需要根据当时的情况对本协议作出相应修改和补充。
This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties or the occurrence of any statutory events which will cause any discontinuing operation of either Party, the term of this Agreement shall be permanent. After the execution of this Agreement, both Parties are entitled to review this Agreement every six (6) months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

6 终止
Termination

6.1 本协议有效期内，除非法律法规或相关政府监管部门要求，甲乙方双方不得提前终止本协议。尽管如此，本协议应在乙方股东所拥有的全部乙方股权和／或乙方的所有资产均已根据甲方与乙方及乙方股东签订的《独家购买权协议》（附件2）合法转让至甲方或其指定人之时终止。乙方股权和／或乙方资产的转让应当事先得到甲方母公司董事会的决议通过。
During the term of this Agreement, the Parties may not terminate this Agreement unless otherwise required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, this Agreement shall be terminated after all the equity interest in Party B held by its shareholders and/or all the assets of Party B have been legally transferred to Party A and/or its designee in accordance with the Exclusive Option Agreement (Annex 2) executed by Party A, Party B and its shareholders; provided, the transfer of the equity interest in Party B and/or the assets of Party B shall be approved by the Board of Directors of Party A's Parent Company.

6.2 在本协议终止之后，双方在第3、7、10 和 11 条项下的权利和义务将继续有效。
The rights and obligations of the Parties under Section 3, 7,10 and 11 shall survive the termination of this Agreement.

7 适用法律和争议解决
Governing Law and Resolution of Disputes

7.1 本协议的订立、效力、解释、履行、修改和终止以及争议的解决适用中国的法律。

The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2 因解释和履行本协议而发生的任何争议，本协议双方应首先通过友好协商的方式加以解决。如果在一方向另一方发出要求协商解决的书面通知后 30 天之内争议仍然得不到解决，则任何一方均可将有关争议提交给上海仲裁委员会，由按照其届时有效的仲裁规则仲裁解决，仲裁员的人数应为 3 人。仲裁应在上海市进行，使用之语言为中文。仲裁裁决是终局性的，对双方均有约束力。
In the event of any dispute with respect to the interpretation and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party's request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the Shanghai Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules, the number of arbitrator shall be three (3). The arbitration shall be conducted in Shanghai City, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

7.3 因解释和履行本协议而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本协议双方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。
Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8 违约救济
Remedies for Breach of Contract

除本协议其他条款另有规定外，如果一方（“违约方”）未履行其在本协议项下的某项主要义务、承诺、陈述或保证，则对方（“守约方”）除享有有关法律赋予的权利外，还可选择以下救济措施：
Except otherwise agreed upon by the Parties in this Agreement, if one Party (the “Defaulting Party”) fails to perform its material obligations, covenants, representations or warranties hereunder, other than rights granted by relevant laws, the other Party (the “Non-defaulting Party”) is also entitled to have below options:

(a). 向违约方发出书面通知，说明违约的性质以及范围，并且要求违约方在通知中规定的合理期限内自费进行有效的救济；并且

Given a written notice to the Defaulting Party describing the nature and scope of the breach, and request the Defaulting Party to make any effective remedies at its own cost and within a reasonable timeframe as specified in the notice; and

(b). 如果违约方未在书面通知中规定的合理期限内予以有效救济的，则守约方可就该等违约引起的可以预见的直接损失提出索赔。
If the Defaulting Party fails to remedy at a reasonable time as specified in the written notice, the Non-defaulting Party may claim for foreseeable and direct damages arising from such breach.

9 补偿
Indemnification

就甲方根据本协议向乙方提供的咨询服务所产生或引起的针对甲方的诉讼、请求或其他要求而招致的任何损失、损害、责任或费用都应由乙方补偿给甲方，以使甲方不受损害，除非该损失、损害、责任或费用是因甲方的重大过失或故意而产生的。
Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consulting services provided by Party A to Party B pursuant to this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

10 通知
Notices

10.1 本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或商业快递服务或传真的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

10.1.1 通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以于设定为通知的地址在发送或拒收之日为有效送达日。
Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

10.1.2 通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。
Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

10.2 为通知的目的，双方地址如下：
For the purpose of notices, the addresses of the Parties are as follows:

甲方：**上海美利鼎数字科技有限公司**
地址： 上海市奉贤区场中路 629 号
联系人：任嘉华
电话：[redacted]
Party A: Shanghai Meiliding Digital Technology Co., Ltd.
Address: 629 Changzhong Road, Fengxian District, Shanghai
Representative: Jiahua Ren
Phone: [redacted]

乙方：**上海瀚栋信息技术有限公司**
地址: 上海市黄浦区中华路 1359 号 7 楼 A02 室
联系人：王浩麒
电话：[redacted]
Party B: Shanghai Handong Information Technology Co., Ltd.
Address: Room A02, 7/F, 1359 Zhonghua Road, Huangpu District, Shanghai
Representative: Haoqi Wang
Phone: [redacted]

10.3 任何一方可按本条规定随时给另一方发出通知来改变其接收通知的地址。
Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

11 不可抗力
Force Majeure

11.1 定义
Definition

“不可抗力”是指超出本协议各方控制范围的、不可预见并且无法避免或无法克服的事件，该等事件使得本协议一方部分或全部不能履行本协议。该等事件包括但

不限于地震、台风、洪水、火灾、战争、罢工、暴动、政府行为、疫情、法律规定或其适用发生变化，或者其他任何无法预见、避免或控制的事件，包括在国际惯常操作中通常被认定为不可抗力的事件。
"Force Majeure" shall mean all events which are beyond the control of the Parties, and which are unforeseeable, unavoidable or insurmountable, such events would prevent the Parties from performing this Agreement partially or entirely. Such events shall include but not limited to earthquakes, typhoons, flood, fire, war, strikes, riot, acts of government, virus, changes in laws or the application thereof, or any other events which could not be foreseen, avoided or controlled, including events which are considered as force majeure in general international commercial practices.

11.2 不可抗力的后果
Consequences of Force Majeure

11.2.1 如果发生不可抗力，本协议任何一方在本协议项下受不可抗力影响的义务在不可抗力期间造成的延误期间自动中止，并且其履行期限应自动延长，延长期间为中止的期间，该方无须为此承担违约责任。
In the event of the occurrence of any Force Majeure, a Party's contractual obligations under this Agreement which affected by such events shall be suspended during the period of delay caused by such Force Majeure, and shall be extended, without penalty nor considered as a breach of contract, for a period equal to such suspension.

11.2.2 提出受不可抗力影响的一方应及时书面通知对方，并且在不可抗力消除后的 15 日内向对方提供不可抗力发生以及持续期间的充分证据。提出受不可抗力影响的一方还应尽一切合理的努力排除该等不可抗力。
The Party who claims Force Majeure shall promptly inform the other Party in written and shall furnish within fifteen (15) days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The Party who claims Force Majeure shall also use all reasonable endeavors to eliminate such Force Majeure.

11.2.3 如果发生不可抗力的，本协议双方应立即进行磋商，寻求一项公正的解决方案，并且要尽一切合理的努力将不可抗力的影响降至最小。
In the event of Force Majeure, the Parties shall immediately negotiate with each other in order to seek for an equitable solution and shall use all reasonable endeavors to minimize the consequence of such Force Majeure.

12 协议的转让
Assignment

12.1 乙方不得将其在本协议项下的权利与义务转让给第三方，除非事先征得甲

方或甲方母公司的书面同意。
Without prior written consent of Party A or Party A's Parent Company, Party B shall not assign its rights and obligations under this Agreement to any third party.

12.2 乙方在此同意，甲方可以在其需要时向其他第三方转让其在本协议项下的权利和义务，并在该等转让发生时甲方仅需向乙方发出书面通知，并且无需就该等转让征得乙方的同意。
Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

13 协议的分割性
Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余条款的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。双方应通过诚意磋商，争取以法律许可以及双方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。
In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

14 协议的修改、补充
Amendments and Supplements

双方可以书面协议方式对本协议做出修改和补充。经过双方签署的有关本协议的修改和补充的协议（下称“补充协议”）是本协议的组成部分，具有与本协议同等的法律效力。该等补充协议与本协议不一致的，以该等补充协议为准。
Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements (hereinafter referred to as "Supplementary Agreements") that have been signed by the Parties and that related to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement. In the event of any inconsistence between such

Supplementary Agreements and this Agreement, such Supplementary Agreements shall prevail.

15 协议的附件
Annexes

本协议附件构成本协议不可分割的一部分，并且与本协议正文条款具有同等效力，本协议附件与本协议正文条款有冲突的，以本协议正文条款为准。
The annexes of this Agreement shall be an integral part of this Agreement and shall have the same legal effect as the provisions in this Agreement, in case of any conflicts between the annexes and the provisions in this Agreement, the provision in this Agreement shall prevail.

16 语言和副本
Language and Counterparts

本协议以中文和英文书就，一式贰份，各方各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。
This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[以下无正文]
[THIS SPACE IS INTENTIONALLY LEFT BLANK]

有鉴于此，双方已自行或使得其各自授权代表于文首所载日期签署本《独家咨询服务协议》。

IN WITNESS WHEREOF, the Parties have executed, or caused their respectively duly authorized representatives to execute, this Exclusive Consulting and Management Services Agreement as of the date first above written.

甲方：上海美利鼎数字科技有限公司（盖章）
Party A：Shanghai Meiliding Digital Technology Co., Ltd. (Seal)

签署：
By：____________________
法定代表人：任嘉华
Legal Representative：Jiahua Ren

乙方：上海瀚栋信息技术有限公司（盖章）
Party B：Shanghai Handong Information Technology Co., Ltd. (Seal)

签署：
By：____________________
法定代表人：王浩麒
Legal Representative：Haoqi Wang

附件
Annexes

1. 上海瀚栋信息技术有限公司、王浩麒与上海美利鼎数字科技有限公司于2024年6月28日签署的《股权质押协议》
   The Equity Pledge Agreement entered into among Shanghai Handong Information Technology Co., Ltd., Haoqi Wang, and Shanghai Meiliding Digital Technology Co., Ltd. on 28th June 2024

2. 上海瀚栋信息技术有限公司、王浩麒与上海美利鼎数字科技有限公司于2024年6月28日签署的《独家购买权协议》
   The Exclusive Option Agreement entered into among Shanghai Handong Information Technology Co., Ltd., Haoqi Wang, and Shanghai Meiliding Digital Technology Co., Ltd. on 28th June, 2024